Exhibit (p)(3)


                        SEIZERT CAPITAL PARTNERS, LLC

                                  CODE OF ETHICS
                                    pursuant to
                  Rule 204A-1 under the Investment Advisers Act
                                       And
                   Rule 17j-1 under the Investment Company Act

A.     Purpose

     The purpose of this Code of Ethics (the "Code") is to govern the personal securities trading activities of Supervised Persons of Seizert Capital Partners, LLC (the "Investment Adviser"), recognizing that the personal interests of Supervised Persons, in certain circumstances, may conflict with those of the Investment Adviser and its clients. While the Investment Adviser has full confidence in the integrity of all of its employees, officers, members and its manager, it recognizes that Supervised Persons have or may have knowledge of present or future client transactions and, in certain circumstances, the power to influence transactions made by or for clients. If Supervised Persons engage in personal transactions in securities that are eligible for investment by clients, or if they cause relatives or other third parties to do so, these Supervised Persons could be in a position where their personal interests may conflict with the interests of clients.

B.     General Principles

     1.  Definitions.

     (a) "Access Person" means all Class A and Class B Members and all officers of the Investment Adviser and any Supervised Person who:

          (i) has access to nonpublic information regarding any client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or

          (ii) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

     (b) "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule or allocation. An automatic investment plan includes a dividend reinvestment plan.

     (c) "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Exchange Act Rules in determining whether a person has beneficial ownership of a security for purposes of Section


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           16 of the Securities Exchange Act of 1934 (the "Exchange Act"),
           as amended and the rules and regulations thereunder.

     (d) "Client" means any person that has entered into an investment management agreement with the Investment Adviser.

     (e) "Control" shall have the same meaning as that set forth in section 2(a)(9) of the Investment Company Act of 1940 (the "1940 Act").

     (f) "CCO" means the individual who holds the title Chief Compliance Officer of the Investment Adviser, or one of more individuals designated by the CCO to assist in carrying out the duties and obligations contained herein. As of the date of adoption of this Code, the CCO was Gregory A. Kozlowski.

     (g) "CEO" means the individual who holds the title Chief Executive Officer of the Investment Adviser, or one of more individuals designated by the CEO to assist in carrying out the duties and obligations contained herein. As of the date of adoption of this Code, the CEO was Gerald L. Seizert.

     (h) "COO" means the individual who holds the title Chief Operating Officer of the Investment Adviser, or one or more individuals designated by the COO to assist in carrying out the duties and obligations contained herein. As of the date of adoption of this Code, the COO was Charles J. Schmidt.

     (i) "Federal Securities Laws" means the Securities Act of 1933 (the "1933 Act"), the Exchange Act, the Sarbanes-Oxley Act of 2002, the
           Investment Advisers Act of 1940 (the "Advisers Act"), Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the "Commission") under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, any rules adopted thereunder by the Commission or the Department of the Treasury.

     (j) "Initial Public Offering" means an offering of Securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

     (k) "Limited Offering" means an offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, 505, or 506 of the Exchange
           Act.

     (l) "Related Security" means any security convertible within sixty (60) days into a Security, and any future or option on the Security.

     (m)  "Reportable Fund" means:

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          (i)  any fund registered under the 1940 Act for which the Investment
               Adviser or an Access Person serves as an investment adviser as defined in section 2(a)(20) of the 1940 Act; or

          (ii) any fund registered under the 1940 Act whose investment adviser or principal underwriter controls the Investment Adviser or an Access Person, is controlled by the Investment Adviser or an Access Person, or is under common control with the Investment Adviser or an Access Person. For purposes of this definition, "control" has the same meaning as it does in section 2(a)(9) of the 1940 Act.

     (n)  "Reportable Security" means a security as defined in section 202(a)
           (18) of the Act, except that it does not include:

          (i)  direct obligations of the United States government;

          (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

          (iii)shares issued by money market funds;

          (iv) shares issued by mutual funds other than Reportable Funds; or

          (v) shares issued by unit investment trusts that are invested exclusively in one or more mutual funds, none of which are Reportable Funds.
     (o) "Security" means a security as defined in section 202 of the Advisers Act.

     (p) "Supervised Person" means any owner, officer, manager (or other person occupying a similar status or performing similar functions), employee of the Investment Adviser or other person who (i) provides investment advice on behalf of the Investment Adviser and (ii) is subject to the supervision and control of the Investment Adviser.

2. This Code of Ethics is based on the principle that Supervised Persons of the Investment Adviser owe a fiduciary duty to the clients of the Investment Adviser. This duty includes the obligation of Supervised Persons to conduct their personal securities transactions in a manner that does not interfere with the transactions of any client or otherwise to take unfair advantage of their relationships with clients. In recognition of this duty, the Investment Adviser hereby adopts the following general principles to guide the actions of Supervised Persons:

     (a) Supervised Persons have a duty at all times to place the interests of clients first;

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     (b)  Supervised Persons have a duty to conduct all personal securities transactions in a manner consistent with this Code and that will avoid any actual or potential conflict or abuse of a position of trust and responsibility;

     (c) Supervised Persons must refrain from actions or activities that allow a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the Supervised Person's independence or judgment;

     (d) All personal securities transactions by a Supervised Person must be accomplished so as to avoid even the appearance of a conflict of interest between such Supervised Person and a client;

     (e) In addition to adhering to this Code with respect to personal securities transactions, Supervised Persons must avoid any actions that would cause a relative or other third party to engage in a securities transaction in which the Supervised Person could not engage;

     (f) Supervised Persons have a duty to prevent the misuse of material nonpublic information including, but not limited to, information about the Investment Adviser's recommendations and clients' securities holdings and transactions;

     (g) Supervised Persons must comply with all applicable Federal Securities Laws;

     (h) Supervised Persons must promptly report any violations of this Code to the CCO; and

     (i) Failure to comply with this Code may subject a Supervised Person to disciplinary action at the discretion of the CEO and COO.

C.     Prohibitions

  1. In connection with the purchase or sale by a Supervised Person, or by a relative or other third party acting upon the advice or instruction of such Supervised Person, of a Security held or to be acquired by any client, no Supervised Person shall:

     (a)  employ any device, scheme or artifice to defraud a client;

     (b) make to any client any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made not misleading;
     (c) engage in any act, practice, or course of business that would operate as a fraud or deceit upon any client; or

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     (d)  engage in any manipulative practice with respect to any client.

  2. No Supervised Person may directly or indirectly purchase or sell for his or her own account, or for the account of any relative or other third party acting upon the advice or instruction of such Supervised Person, any Security or any Related Security that is the subject of an open buy or sell order for the account of any client, during the period beginning one day before and ending one day after the execution of the client's open buy or sell order.

  3. No Access Person may directly or indirectly acquire Beneficial Ownership in a Security in an Initial Public Offering without the prior written consent of the CEO or the COO. Approval to invest in any Initial Public Offering shall not be granted unless the person seeking approval demonstrates that (1) the opportunity to participate in such Initial Public Offering did not arise as a result of the Investment Adviser's relationship with any underwriter participating in such Initial Public Offering and (2) participation in such Initial Public Offering by the requesting person will not detract in any manner from the Investment Adviser's ability to participate in the same offering if it desires to do so.

  4. No Access Person may directly or indirectly acquire Beneficial Ownership in a Security in a Limited Offering without the prior written consent of the CEO or the COO. Approval to invest in such Limited Offering shall not be granted unless the person seeking approval demonstrates that (1) the opportunity to invest did not arise as a result of the Investment Adviser's relationship with any placement agent participating in such offering and (2) participation in such investment by the requesting person will not detract in any manner from the Investment Adviser's ability to participate in the same private placement if it desires to do so. In instances where Supervised Persons, after receiving prior approval, acquire a Security in a Limited Offering, the Supervised Person has the affirmative duty to disclose this investment to the CEO or the COO if the Supervised Person participates in any subsequent consideration of any potential investment by the Investment Adviser in Securities of the same issuer. The decision to purchase Securities of the same issuer for any client following a purchase by a Supervised Person in an approved personal transaction will be subject to an independent review by the CEO or the COO, provided that the CEO or COO has no personal interest in such issuer.

  5. No Access person may purchase or sell any Securities for his or her personal account within [two (2)] calendar days before of after any client purchases or sells the same Security. Transactions undertaken in violation of this prohibition with either be required to be unwound or any profits realized on such trades will be required to be disgorged.

  6. No Access Person may serve on the board of directors of any public company, absent express prior authorization from the CEO or COO. Authorization to serve on the board of a public company will be granted in instances where the CEO or COO determines that such board service would be consistent with the interests of the Investment Adviser. In the relatively small number of instances where prior approval to serve as a director of a

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public company is granted, such Supervised Person has an affirmative duty to recuse himself or herself from participating in any deliberations by the Investment Adviser regarding possible investments in Securities issued by the Supervised Person on whose board the Supervised Person sits.

D.  Pre-Clearance of Securities Transactions

  1. An Access Person may not purchase or sell any Security without first obtaining preclearance from the CCO. The CCO may not purchase or sell any Security without first obtaining preclearance from the CEO.

  2. The preclearance requirements of paragraph 1 above shall not apply to the following transactions:

     (a) Purchases or sales over which the Access Person has no direct or indirect influence or control;

     (b) Purchases or sales that are non-volitional on the part of the Access Person (e.g., purchases made pursuant to an automatic dividend reinvestment plan);

     (c) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities; and

     (d)  Purchases or sales of open or closed end mutual funds.

  3. The COO may pre-clear transactions that appear, upon reasonable inquiry, to present no reasonable likelihood of harm to any client.

  4. The COO shall prepare and maintain appropriate documentation for the preclearance of personal trades by Access Persons, and such documentation shall be maintained as required by the Advisers Act.

E.  Reporting and Review

  1. Holdings Reports. Each Access Person, no later than ten (10) days after becoming an Access Person, shall report to the CCO a report (the "Holdings Report") specifying:

     (a) the title and type of Securities, number of shares, and the principle amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

     (b) the name of any broker, dealer, or bank with which such Access Person maintains an account in which any Securities are held for the Access Person's direct or indirect benefit; and

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     (c)  the date on which the Access Person is submitting the Holdings
          Report.

Holdings Reports filed must be current as of a date no more than forty-five
(45) days prior to the date the person becomes an Access Person and shall be reported at least once annually thereafter.

  2. Quarterly Transaction Reports. Every Access Person shall report to the CCO on the report form attached hereto (the "Quarterly Transaction Report"), no later than thirty (30) days after the end of each calendar quarter in which the transaction to which the report relates were effected, at a minimum, the following information:

     (a) the date of the transaction, the title, interest rate and maturity date (as applicable) and the number of shares, and the principal amount of each Reportable Security involved;

     (b) the nature of the transaction (i.e., purchase sale or any other type of acquisition or disposition);

     (c)  the price at which the transaction was effected;

     (d) the name of the broker, dealer, or bank with or through the transaction was effected; and

     (e) the date that on which the Access Person is submitting the Quarterly Transaction Report.

  3. Exceptions from Reporting Requirements. Access Persons are not required to submit:

     (a) a Holdings Report or Quarterly Transaction Report with respect to a Security held in accounts over which the Access Person had no direct or indirect influence or control;

     (b) a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan; or

     (c) a Quarterly Transaction Report if it would duplicate information contained in broker trade confirmations or account statements that the Access Persons has previously provided to the CCO, so long as the CCO receives such confirmations or account statements no later than thirty (30) days after the end of the applicable calendar quarter.

  4. Every Access Person, who opens an account at a broker-dealer or other financial institution shall:

     (a)  immediately notify the CCO of the opening of such account; and


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     (b)  direct each such broker-dealer or other financial institution to provide the CCO with a duplicate copy of each confirmation and periodic account statement issued to such person.

  5. Each Access Person who owns Securities acquired in a private placement shall disclose such ownership to the CCO if such person is involved in any subsequent consideration of an investment in the issuer by a Client.

  6. The Investment Adviser and/or the CCO shall periodically review the Holdings Reports and the Quarterly Transaction Reports to ensure compliance with these Procedures.

F. Certification. Every Designated Person shall certify on an annual basis that he or she has:

  1.  complied with the procedures set forth in this Code;

  2.  read and understands this Code; and

  3. disclosed, precleared, and reported all transactions in Securities consistent with the requirements of this Code.

G. Exemptions. The requirements of Sections D and E relating to preclearance, holding periods and blackout periods shall not apply to accounts of Access Persons that are managed by the Investment Adviser in a manner and style consistent with all other similarly situated accounts, or to accounts placed with an outside adviser where such adviser has full and sole discretion as to the timing and nature of Securities transactions in those accounts.
Such accounts noted above managed by the Investment Adviser, however, shall not be afforded special treatment in the placement of Securities transactions by the Investment Adviser, and such accounts shall be specifically reviewed by the CCO or the COO to ensure adherence to these rules. These accounts noted above, however, shall not be exempt from the reporting requirements of Sections E and F. The CCO and COO may, at his or her discretion, exempt a transaction from the requirements of any portion of this Code after consideration of all of the facts and circumstances of the transaction.
Such consideration shall be documented in writing and filed with the appropriate quarterly transaction reports.

H.	Training.

  1. Each newly hired or newly Supervised Person shall receive a copy of this Code and any amendments to this Code and shall be required to certify within thirty (30) days of receipt of such Procedures that he or she has read and understands the procedures set forth in this Code or in any amendment hereto.

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  2.  The CCO shall review this Code with any newly hired or newly designated Access Person.

  3. The Investment Adviser shall at least annually conduct a training seminar reviewing the requirements of the Procedures and the required duties of the Access Persons.


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                        SEIZERT CAPITAL PARTNERS, LLC

                          LIST OF ACCESS PERSONS

                             AS OF JULY 31, 2007


Gerald Seizert
Edward Eberle
Charles Schmidt
Greg Kozlowski
Sherry Burson
Jean Cherry
Sharon Pomber
Tom Bender
Chris McCormick
David Collon
John Maas
Kevin Sullivan
Deborah Kantor
Kristen Reece


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
                         SEIZERT CAPITAL PARTNERS, LLC

                          Quarterly Transaction Report

                   For the Calendar Quarter Ended ____________


     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Procedures:



Name of Security                         Number of               Nature of
(including                               Shares and    Total     Transaction
interest rate and       Transaction      Principal     Dollar    (Purchase or              Broker, Dealer or
maturity for debt)      Date	           Amount        Amount     Sale)            Price   Bank Used
============================================================================================================




     This report (a) excludes transactions with respect to which I had no direct or indirect influence or control, (b) excludes other transactions not required to be reported, and (c) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:
      ----------------------                         ------------------------
                                                      Signature


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